Exhibit 99.1

Richtech Robotics Announces Pricing of Upsized $21 Million Public Offering

LAS VEGAS, Aug. 29, 2024 (GLOBE NEWSWIRE) – Richtech Robotics Inc. (Nasdaq: RR), (“Richtech Robotics” or the “Company”), a Nevada-based provider of AI-driven service robots, today announced the pricing of an upsized public offering of an aggregate of 15,555,557 shares of its Class B common stock (or Class B common stock equivalents in lieu thereof), warrants to purchase up to 15,555,557 shares of Class B common stock (the “Warrants”), at a combined public offering price of $1.35 per share (or per Class B common stock equivalent in lieu thereof) and accompanying Warrant. The Warrants will have an exercise price of $1.35 per share, will be exercisable immediately upon issuance and will expire on the five year anniversary of the initial issuance date. The closing of the offering is expected to occur on or about September 3, 2024, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw LLC is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $21 million before deducting the placement agent’s fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the Warrants, if fully exercised on a cash basis, will be approximately $21 million. No assurance can be given that any of the Warrants will be exercised. The Company intends to use the net proceeds from this offering for working capital, general corporate purposes, including the further development of our product candidates, and the procurement of inventory, specifically for robotic hardware.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-281789) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 29, 2024, and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became automatically effective on August 29, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statements relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and a final prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Richtech Robotics

Richtech Robotics is a provider of collaborative robotic solutions specializing in the service industry, including the hospitality and healthcare sectors. Our mission is to transform the service industry through collaborative robotic solutions that enhance the customer experience and empower businesses to achieve more. By seamlessly integrating cutting-edge automation, we aspire to create a landscape of enhanced interactions, efficiency, and innovation, propelling organizations toward unparalleled levels of excellence and satisfaction. Learn more at www.RichtechRobotics.com and connect with us on X (Twitter), LinkedIn, and YouTube.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom.

These forward-looking statements are based on Richtech Robotics’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements include, among others, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Investors should read the risk factors set forth in Richtech Robotics’ Annual Report on Form 10-K/A, filed with the SEC on March 27, 2024, the Registration Statement and periodic reports filed with the SEC on or after the date thereof. All of Richtech Robotics’ forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof. New risks and uncertainties arise over time, and it is not possible for Richtech Robotic to predict those events or how they may affect Richtech Robotic. If a change to the events and circumstances reflected in Richtech Robotics’ forward-looking statements occurs, Richtech Robotics’ business, financial condition and operating results may vary materially from those expressed in Richtech Robotics’ forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Richtech Robotic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

CORE IR

Matt Blazei

ir@richtechrobotics.com

Media:

Timothy Tanksley

Director of Marketing

Richtech Robotics, Inc

press@richtechrobotics.com

702-534-0050